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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: SEPTEMBER 22, 2003
               DATE OF EARLIEST EVENT REPORTED: SEPTEMBER 16, 2003

                   COMMISSION FILE NOS. 33-93644 AND 333-51839

                          DAY INTERNATIONAL GROUP, INC.
                             130 West Second Street
                               Dayton, Ohio 45402
                                 (937) 224-4000

State of Incorporation:             Delaware

IRS Employer Identification No.:    31-1436349

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 16, 2003, the Company issued $135.0 million of senior secured debt under a $155.0 million Senior Secured Credit Facility to refinance its existing $100.0 million 11-1/8% Senior Notes and repay its outstanding $24.9 million term loan and $10.7 million revolving credit facility. The Second Amended and Restated Senior Secured Credit Agreement consists of a $20.0 million 5-year Revolving Credit Facility, a Tranche A (euro)26.6 million ($30.0 million equivalent) 5-year Term Loan and a Tranche B $105.0 million 6-year Term Loan. The Revolving Credit Facility includes a $10.0 million letter of credit subfacility ($455,000 of letters of credit were outstanding at September 16, 2003) and a $2.0 million swing line loan subfacility.

The Senior Secured Credit Facility requires a commitment fee of 1/2% a year on the unused portion of the revolving line of credit. Interest on the Tranche A Term Loan and the Revolving Credit Facility is based on the banks' base rate plus 2.75% or the LIBOR rate plus 3.75% and is subject to change based on the debt leverage of the Company. Interest rates on LIBOR borrowings are fixed for one, two, three or six month periods at the Company's discretion. Interest on the Tranche B Term Loan is based on the banks' base rate plus 3.5% or the LIBOR rate plus 4.5%.

The Tranche A Term Loan matures in 20 consecutive quarterly installments and the Tranche B Term Loan matures in 24 consecutive quarterly installments, commencing on December 31, 2003.


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Principal payments are to be made in the following amounts (using U.S. dollar equivalents for the Tranche A Term Loan denominated in euros): installments 1-4, $637,500 per installment; installments 5-8, $1,012,500 per installment; installments 9-12, $1,387,500 per installment; installments 13-16, $2,512,500 per installment; installments 17-20, $3,262,500 per installment; and installments 21-24, $24,937,500 per installment.

The Senior Secured Credit Agreement includes typical covenants, including maximum total debt to EBITDA, maximum senior debt to EBITDA, minimum interest coverage, minimum fixed charge coverage and limitations on capital expenditures and distributions. The Agreement also requires 75% of excess cash flows (as defined) be used to pay down the Term Loans.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.       Exhibits

(10)     MATERIAL CONTRACTS

         10.1 Second Amended and Restated Senior Secured Credit Agreement, dated as of September 16, 2003, among the Company, Lehman Commercial Paper Inc., as administrative agent, and others (portions omitted pursuant to a request for confidential treatment)

         10.2 Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 16, 2003, made by the Company in favor of Lehman Commercial Paper Inc., as administrative agent, for the benefit of the Lenders under the Senior Secured Credit Agreement

         10.3 Second Amended and Restated Patent and Trademark Security Agreement, dated as of September 16, 2003, made by the Company in favor of Lehman Commercial Paper Inc., as administrative agent, for the benefit of the Lenders under the Senior Secured Credit Agreement

         10.4.1 First Amendment to Mortgage Agreement, dated October 19, 1999, with respect to the Florida property

         10.4.2 Second Amendment to Mortgage Agreement, dated June 29, 2001, with respect to the Florida property

         10.4.3 Assignment, Modification and Extension of Mortgage and Security Agreement dated September 16, 2003, from the Company, as Mortgagor, to Lehman Commercial Paper Inc., as administrative agent, with respect to the Florida property

         10.5.1 Mortgage Agreement, dated October 19, 1999, with respect to the South Carolina property

         10.5.2 First Amendment to Mortgage Agreement, dated June 29, 2001, with respect to the South Carolina property

         10.5.3 Assignment and Modification of Mortgage Agreement, dated September 16, 2003, from the Company, as Mortgagor, to Lehman Commercial Paper Inc., as administrative agent, with respect to the South Carolina property

         10.6.1 First Amendment to Deed of Trust, dated October 19, 1999, with respect to the North Carolina property

         10.6.2 Second Amendment to Deed of Trust, dated June 29, 2001, with respect to the North Carolina property
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         10.6.3     Assignment and Modification of Deed of Trust, dated
                    September 16, 2003, from the Company, as Mortgagor, to Lehman Commercial Paper Inc., as administrative agent, with respect to the North Carolina property

         10.7.1 First Amendment to Mortgage Agreement, dated October 19, 1999, with respect to the Michigan property

         10.7.2 Second Amendment to Mortgage Agreement, dated June 29, 2001, with respect to the Michigan property

         10.7.3 Assignment of Mortgage and Security Agreement, dated September 16, 2003, from the Company, as Mortgagor, to Lehman Commercial Paper Inc., as administrative agent, with respect to the Michigan property

         10.8.1 Deed of Trust, dated October 19, 1999, with respect to the Texas property

         10.8.2 Assignment and Modification of Deed of Trust, dated September 16, 2003, from the Company, as Mortgagor, to Lehman Commercial Paper Inc., as administrative agent, with respect to the Texas property

         10.9.1 Mortgage Agreement, dated October 19, 1999, with respect to the Illinois property


         10.9.2 First Amendment to Mortgage Agreement, dated June 29, 2001, with respect to the Illinois property

         10.9.3 Assignment and Modification of Mortgage Agreement, dated September 16, 2003, from the Company, as Mortgagor, to Lehman Commercial Paper Inc., as administrative agent, with respect to the Illinois property

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Day International Group, Inc.
                                     -----------------------------
                                              (Registrant)


Date:    September 22, 2003                  /s/ Thomas J. Koenig
                                             --------------------
                                             Thomas J. Koenig
                                             Vice President and
                                              Chief Financial Officer
                                              (Principal Financial Officer)